Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No.2 to Form F-4 of our report dated March 6, 2026, relating to the financial statements of Spring Valley Acquisition Corp. III as of December 31, 2025, and for the period from March 12, 2025 (inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 22, 2026